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                              SECOND AMENDMENT TO
                             SPONSORSHIP AGREEMENT


         THIS SECOND AMENDMENT with an Effective Date of September 27, 2000 (the "Effective Date") by and between iVillage Inc., located at 500-512 Seventh Avenue, New York, New York 10018 ("iVillage") and PlanetRx.com, Inc. located at 349 Oyster Point Boulevard, Suite 201, San Francisco, California 94080 ("PlanetRx") hereby amends and restates the Sponsorship Agreement entered into on September 3, 1999 (the "Original Agreement") and the First Amendment entered into on June 19, 2000 (the "First Amendment").

         WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement in a manner as provided for herein.

         NOW THEREFORE, in consideration of the services delivered by iVillage, PlanetRx agrees to pay the total fee of nine hundred seventy nine thousand sixty two dollars and fifty cents ($979,062.50) by wire transfer. Three hundred and ninety thousand one six hundred and twenty five dollars ($391,625.00) of the total fee represents payment for services rendered by iVillage through September, 2000. The balance represents payment for services to be delivered through December 31, 2000. Five hundred thousand dollars ($500,000) is payable immediately upon execution but, no later than September 29, 2000. Four hundred seventy nine thousand sixty dollars and fifty cents ($479,062.50) is payable on October 3, 2000.

         1. Section 7 of the Original Agreement Term and Termination shall be amended as follows:

                  This Original Agreement, the First and Second Amendment shall terminate on December 31, 2000 ("Early Termination Date").

         2. Section 6 of the First Amendment "Payment" shall be deleted and replaced with the payment provisions provided for above.

         3. Section 5 of the First Amendment shall be deleted in its entirety such that no exclusivity shall be in effect from the Effective Date of this Second Amendment through the Early Termination Date.

         4. Section 2 of the First Amendment Exhibit A to "Revised Online Carriage Plan" shall be deleted in its entirely.

         5. Section 3 of the First Amendment shall be amended to reflect the following: iVillage agrees to deliver 18,625,000 run of network Impressions (creative to be mutually agreed upon) in each of the months of October, November, and December, 2000.

         6. Section 4 of the First Amendment shall be deleted in its entirety.

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         7.       Except as expressly modified in the Second Amendment all terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

         8. Other than as expressly stated herein, there are no further obligations for either party under the Original Agreement, as amended.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby have each executed and delivered this Amendment as of the date first written above.



PlanetRx.com                                 iVillage Inc.

By: /s/ Michael Beindorff                    By: /s/ Steve Elkes
    -------------------------------              -------------------------------
                                                     Steve Elkes

Name:   Michael Beindorff                    Title: Executive Vice President,
      -----------------------------                 Operations and Business
                                                    Affairs

Title:  Chairman and CEO
       ----------------------------

Date:   September 28, 2000                   Date:  September 27, 2000
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